EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                REGISTRATION NO. 333-36490
(To Prospectus dated January 29, 2002)





                          [UTILITIES HOLDRS (SM) LOGO]




                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated January 29, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

     The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                        Share        Primary
               Name of Company              Ticker     Amounts   Trading Market
     -------------------------------------  ------     -------   --------------
     American Electric Power Company, Inc.   AEP          14          NYSE
     Centerpoint Energy, Inc. (1) (2)        CNP          13          NYSE
     Consolidated Edison, Inc.                ED           9          NYSE
     Dominion Resources, Inc.                 D           11          NYSE
     Duke Energy Corporation                 DUK          30          NYSE
     Dynegy, Inc.                            DYN          12          NYSE
     Edison International                    EIX          15          NYSE
     El Paso Corporation                      EP          10          NYSE
     Entergy Corporation                     ETR          10          NYSE
     Exelon Corporation                      EXC          15          NYSE
     FirstEnergy Corporation                  FE          10          NYSE
     FPL Group, Inc.                         FPL           8          NYSE
     Mirant Corporation                      MIR       11.5308        NYSE
     PG&E Corporation                        PCG          17          NYSE
     Progress Energy, Inc.                   PGN           7          NYSE
     Public Service Enterprise Group
       Incorporated                          PEG          10          NYSE
     The Southern Company                     SO          29          NYSE
     Texas Utilities Company                 TXU          12          NYSE
     The Williams Companies, Inc.            WMB          20          NYSE
     _______________


     (1) Effective October 1, 2002, Reliant Energy, Inc., a component of Utilities HOLDRS, changed its name to Centerpoint Energy, Inc.

     (2) As of October 4, 2002, as a result of the spin-off of Reliant Resources, Inc. from Reliant Energy, Inc. (now known as Centerpoint Energy, Inc.), Reliant Resources, Inc. will be included in Utilities HOLDRS. As of October 4, 2002, 10.251839 shares of Reliant Resources, Inc. will be included in each round-lot of 100 Utilities HOLDRS.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.